UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2015

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11/F, Rykadan Capital Tower 135-137 Hoi Bun Road, Kwun Tong Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2015, Almonds Kisses Limited, our wholly-owned subsidiary and holding company for our operating subsidiaries (“Almonds Kisses”), entered into a Subscription Agreement (the “Subscription Agreement”) with Sky Venture Investment Development Limited, Wong Man Hin Charles and Pristine Treasure Limited (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase in three tranches, and Almonds Kisses has agreed to sell, 8.0% Convertible Bonds (the “Convertible Bonds”) in the maximum principal amount of HK $30,000,0000 (approximately US $3,900,000) and the minimum amount of HK $20,000,100 (approximately US $2,600,000) due twelve months from the date of issue of the first tranche which may be extended for six months at the discretion of the Subscribers.

The first tranche will be in the aggregate principal amount of HK $10,000,000 (approximately US $1,300,000), the second tranche will be in the aggregate principal amount of HK $10,000,000 and the third tranche will be in the aggregate principal amount of HK $10,000,000 which third tranche will be subject to adjustment to a minimum principal amount of HK $100 in the event the EBITA for the year ended August 31, 2015 is less than HK $24,000,000.

Pursuant to the Subscription Agreement, Almonds Kisses has undertaken to exercise its best endeavors to carry out and implement a restructuring to be completed on or before August 31, 2015 whereby (i) we shall spin-off Almonds Kisses by transferring the entire issued share capital of Almonds Kisses to our shareholders, and (ii) Almonds Kisses will acquire the entire issued share capital of Century Corporate Consulting Limited, a Hong Kong corporation (the “Restructuring”).

The completion of each tranche shall be subject to various conditions, including but not limited to (i) with respect to the completion of the first tranche, the Subscribers having received an acceptable legal opinion relating to the viability of the Restructuring and carrying out the transactions contemplated by the Subscription Agreement, (ii) with respect to the second tranche, completion of the Restructuring, and (iii) with respect to the third tranche, Almonds Kisses having submitted application to The Stock Exchange of Hong Kong Limited for listing of its shares on the Growth Enterprise Market (“GEM”).

The Convertible Bonds are convertible into an aggregate of 40% of the enlarged share capital of Almonds Kisses immediately prior to any placing or public offer of shares to be conducted by Almonds Kisses for the purposes of listing of its shares on GEM and any capital raise before completion of the listing of its shares on GEM, and shall be equivalent to 30% of the enlarged share capital immediately after listing of its shares on GEM.

The Registrant anticipates that prior to or contemporaneously with completion of the Restructuring, it will acquire, merge with or effect a similar transaction with another existing business, or enter into another business opportunity.

The foregoing description of the Subscription Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

10.1	Subscription Agreement dated May 19, 2015 between Almonds Kisses Limited and Sky Venture Investment Development Limited, Wong Man Hin Charles and Pristine Treasure Limited.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC. (Registrant)

Dated: May 27, 2015	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer